                                                                  EXHIBIT 25.1



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       _________________________________

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                             36-0899825
                                                             (I.R.S. EMPLOYER
                                                          IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                         60670-0126
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                         CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      ___________________________________

                     UNITED COMPANIES FINANCIAL CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

       LOUISIANA                                               71-0430414
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NUMBER)


         4041 ESSEN LANE
      BATON ROUGE, LOUISIANA                                          70809
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                            (ZIP CODE)


                             SENIOR DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.          GENERAL INFORMATION.  FURNISH THE FOLLOWING
                 INFORMATION AS TO THE TRUSTEE:

                 (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                 SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                 Comptroller of Currency, Washington, D.C.,
                 Federal Deposit Insurance Corporation,
                 Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                 CORPORATE TRUST POWERS.

                 The trustee is authorized to exercise corporate trust powers.

ITEM 2.          AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                 IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                 SUCH AFFILIATION.

                 No such affiliation exists with the trustee.


ITEM 16.         LIST OF EXHIBITS.   LIST BELOW ALL EXHIBITS FILED AS A
                 PART OF THIS STATEMENT OF ELIGIBILITY.

                 1. A copy of the articles of association of the trustee now in effect.*

                 2. A copy of the certificates of authority of the trustee to commence business.*

                 3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                 4.  A copy of the existing by-laws of the trustee.*

                 5.  Not Applicable.

                 6.  The consent of the trustee required by
                     Section 321(b) of the Act.

                 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                 8.  Not Applicable.

                 9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 14th day of June,1995.


                     THE FIRST NATIONAL BANK OF CHICAGO,
                     TRUSTEE,


                     BY  /S/ STEVEN M. WAGNER

                        STEVEN M. WAGNER, VICE PRESIDENT


* Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

                                   EXHIBIT 6



                    THE CONSENT OF THE TRUSTEE REQUIRED BY
                          SECTION 321(b) OF THE ACT


                                            June 14, 1995




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between United Companies Financial Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                        Very truly yours,

                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        BY:   /S/ STEVEN M. WAGNER
                                              STEVEN M. WAGNER, VICE PRESIDENT

                                   EXHIBIT 7


Legal Title of Bank:          The First National Bank of Chicago         Call Date:  3/31/95  ST-BK: 17-1630 FFIEC 031
Address:                      One First National Plaza, Suite 0460                                           Page RC-1
City, State  Zip:             Chicago, IL  60670-0460
FDIC Certificate No.:         0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                                                                               C400             (-
                                                                           DOLLAR AMOUNTS IN                 ------------      -----
                                                                              THOUSANDS              RCFD    BIL MIL THOU
                                                                          ------------------         ----    ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)  . . . . . . .                           0081     2,948,128
    b. Interest-bearing balances(2) . . . . . . . . . . . . . . . . . . . .                           0071     8,482,108        1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                                      1754       167,911        2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D) . . . .                           1773       540,011        2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold . . . . . . . . . . . . . . . . . . . . . . . . .                           0276     2,508,883       3.a.
    b. Securities purchased under agreements to resell  . . . . . . . . . .                           0277     1,422,695       3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
    RC-C) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   RCFD 2122    16,238,310                          4.a.
    b. LESS: Allowance for loan and lease losses  . . . . . . . . . . . . .   RCFD 3123       358,207                          4.b.
    c. LESS: Allocated transfer risk reserve  . . . . . . . . . . . . . . .   RCFD 3128             0                          4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c) . . . . . . . . . . . . . . . .                           2125    15,880,103       4.d.
5.  Assets held in trading accounts . . . . . . . . . . . . . . . . . . . .                           3545    13,257,798       5.
6.  Premises and fixed assets (including capitalized leases)  . . . . . . .                           2145       516,827       6.
7.  Other real estate owned (from Schedule RC-M)  . . . . . . . . . . . . .                           2150        13,166       7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)  . . . . . . . . . . . . . . . . . . . .                           2130        10,363       8.
9.  Customers' liability to this bank on acceptances outstanding  . . . . .                           2155       463,961       9.
10. Intangible assets (from Schedule RC-M)  . . . . . . . . . . . . . . . .                           2143       119,715      10.
11. Other assets (from Schedule RC-F)   . . . . . . . . . . . . . . . . . .                           2160     1,346,941      11.
12. Total assets (sum of items 1 through 11)  . . . . . . . . . . . . . . .                           2170    47,678,610      12.

__________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.


Legal Title of Bank:          The First National Bank of Chicago                    Call Date: 3/31/95 ST-BK: 17-1630 FFIEC 031
Address:                      One First National Plaza, Suite 0460                                                    Page RC-2
City, State  Zip:             Chicago, IL  60670-0460
FDIC Certificate No.:         0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                  DOLLAR AMOUNTS IN
                                                                        Thousands                     BIL MIL THOU
                                                                    ----------------                  ------------

LIABILITIES
13.Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1)  . . . . . . . . . . .                                     RCON 2200       14,675,401   13.a.
       (1) Noninterest-bearing(1) . . . . . . . . . . . .           RCON 6631  5,498,690                                   13.a.(1)
       (2) Interest-bearing . . . . . . . . . . . . . . .           RCON 6636  9,176,711                                   13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II) . . . . . . . .                                     RCFN 2200       11,809,645   13.b.
       (1) Noninterest bearing  . . . . . . . . . . . . .           RCFN 6631    304,669                                   13.b.(1)
       (2) Interest-bearing                                         RCFN 6636 11,504,976                                   13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased  . . . . . . . . . . . . .                                     RCFD 0278        2,072,830   14.a.
    b. Securities sold under agreements to repurchase . .                                     RCFD 0279        1,484,164   14.b.
15.a. Demand notes issued to the U.S. Treasury  . . . . .                                     RCON 2840          103,138   15.a.
    b. Trading Liabilities.................................................                   RCFD 3548        9,101,186   15.b.
16.Other borrowed money:
    a. With original maturity of one year or less . . . .                                     RCFD 2332        2,307,860   16.a.
    b. With original  maturity of more than one year  . .                                     RCFD 2333          506,476   16.b.
17.Mortgage indebtedness and obligations under capitalized
    leases  . . . . . . . . . . . . . . . . . . . . . . .                                     RCFD 2910          278,108   17.
18.Bank's liability on acceptance executed and outstanding                                    RCFD 2920          463,961   18.
19.Subordinated notes and debentures  . . . . . . . . . .                                     RCFD 3200        1,225,000   19.
20.Other liabilities (from Schedule RC-G) . . . . . . . .                                     RCFD 2930          699,375   20.
21.Total liabilities (sum of items 13 through 20) . . . .                                     RCFD 2948       44,727,144   21.
22.Limited-Life preferred stock and related surplus . . .                                     RCFD 3282             0      22.
EQUITY CAPITAL
23.Perpetual preferred stock and related surplus  . . . .                                     RCFD 3838             0      23.
24.Common stock . . . . . . . . . . . . . . . . . . . . .                                     RCFD 3230          200,858   24.
25.Surplus (exclude all surplus related to preferred
   stock) . . . . . . . . . . . . . . . . . . . . . . . .                                     RCFD 3839        2,304,657   25.
26.a. Undivided profits and capital reserves  . . . . . .                                     RCFD 3632          447,916   26.a.
b. Net unrealized holding gains (losses) on available-for-sale
      securities  . . . . . . . . . . . . . . . . . . . .                                     RCFD 8434          [ 2,165)  26.b.
27.Cumulative foreign currency translation adjustments  .                                     RCFD 3284              200   27.
28.Total equity capital (sum of items 23 through 27)  . .                                     RCFD 3210        2,951,466   28.
29.Total liabilities, limited-life preferred stock,
      and equity capital (sum of items 21, 22, and 28). .                                     RCFD 3300       47,678,610   29.

Memorandum
To be reported only with the March Report of Condition.

1.  Indicate in the box at the right the number of the statement below that best describes the  most comprehensive level of auditing work performed for
    the bank by independent external                                                               Number
    auditors as of any date during 1993  . . . . . . . . . . . . . . . . . . .                   RCFD 6724  N/A            M.1.

1 = Independent audit of the bank conducted in accordance          4 = Directors' examination of the bank performed by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company         5 = Review of the bank's financial statements by external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which          6 = Compilation of the bank's financial statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                               7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                8 = No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)

___________________

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.